UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 18, 2015

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, Frank A. Kissel announced his retirement from the Board of Peapack-Gladstone Financial Corporation, (the “Company”) and of Peapack-Gladstone Bank (the “Bank”), the Company’s bank subsidiary, effective December 31, 2015 in order to pursue personal and family interests. Mr. Kissel began his career with the Bank in 1988 as Assistant to the President. He later became the President and Chief Executive Officer and joined the Board in 1989. In 2002, Mr. Kissel became Chairman of the Board. Mr. Kissel stepped down as Chief Executive Officer in October 2012, remaining Chairman of the Board until December 2013, when he became Chairman Emeritus.

On December 18, 2015, Edward A. Merton of Chester, New Jersey, in accordance with the Company’s established director retirement guidelines, announced his retirement from the Board of Directors of both the Company and the Bank, effective December 31, 2015. Mr. Merton has proudly served as an active and caring Board Member for 34 years since 1981.

F. Duffield Meyercord, Chairman of the Board, said, “Both Frank and Ed have worked tirelessly to help guide and shape the Company over their many years of service. Both will be missed.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: December 22, 2015	By:	/s/Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and
Chief Financial Officer